IRA

                                   Individual
                                   Retirement
                                   Account

                                   * * * * * *
                                   The Markman
                                   MultiFunds


           P.O. Box 5354 o Cincinnati, Ohio 45201-5354 o 800.707.2771

The Markman
MultiFund Trust IRA
--------------------------------------------------------------------------------
What is an IRA?
--------------------------------------------------------------------------------
An Individual Retirement Account (IRA) is a special kind of personal savings plan that will enable you to accumulate money for retirement. The key benefits of an IRA are that, in many cases, contributions are tax-deductible and all earnings (from dividends, interest and gains) accumulate tax-deferred. No taxes are paid until you begin to withdraw funds from your IRA. Even if you already participate in an employer-sponsored pension, profit sharing or other retirement or savings plan, you are still eligible to establish an IRA.
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Contributions
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How much can I put into an IRA?
If you are employed and under age 70 1/2, you may contribute 100% of your compensation to a maximum of $2,000 to an IRA. If you are married and have a non-wage-earning spouse, you may contribute up to $4,000 to two IRAs, with a maximum of $2,000 to any one account. Contributions may be made during the calendar year, or no later than your tax filing due date excluding extensions. Whether or not your contribution is fully deductible depends upon your income and whether you or your spouse is covered by a qualified retirement plan at work. Please refer to the MAGI Phaseout Ranges chart for limits on deductible contributions for individuals covered by an employer-sponsored plan.

When should I contribute to my IRA?
To make the most of this tax break, you should consider making your yearly contribution to your tax-deferred plan as soon after January 1 as possible. (You are not just sheltering your contribution, you are also sheltering the earnings, and the sooner you put money into the account, the sooner you protect the earnings from taxes.) In order to qualify for a deduction on the current year's tax return, your contribution must be made by your tax filing due date.

Must I contribute the same amount each year?
No - you may contribute any amount as long as you do not exceed the maximum allowed.
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Distributions
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When can I take money out of my IRA?
You can start withdrawing funds from your IRA when you reach age 59 1/2. You must start taking funds out by April 1 of the year following the year you reach 70 1/2. Withdrawals before age 59 1/2 can be made without any tax penalty in the case of death or disability or for the payment of medical expenses which exceed 7 1/2% of your adjusted gross income or for qualified first-time home purchase expenses (up to $10,000) or for qualified higher education expenses for you, your spouse or any child or grandchild. Otherwise, you must pay a 10% tax penalty on the amount withdrawn and declare the distribution as ordinary income for federal income tax purposes.
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Benefits of the Markman MultiFund Trust IRA
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Investment Flexibility
The Markman MultiFund Trust IRA offers a variety of mutual funds, each with its own investment objective.
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Exchange Privilege
Your IRA investment can be exchanged among the Funds of the Markman MultiFund Trust. See the fund prospectus for details and limitations.
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Professional Management
Investments are actively managed by full-time investment professionals.
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No Set-Up Fee
There is no fee for establishing an IRA.
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Automatic Investment
To establish an ongoing investment program, simply determine the amount you want to invest each month. It can be automatically withdrawn from your checking or savings account for deposit into your IRA.
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Rollovers/Transfers
IRAs provide a continuing tax-deferral for rollovers from qualified employer-sponsored retirement plans and from other IRAs. An IRA can also be used to receive a transfer directly from the Trustee of another IRA or a Direct Rollover from a qualified employer-sponsored retirement plan.

IRAs may also be used to receive an employer's Simplified Employee Pension (SEP) contributions.
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Convenience
All safekeeping of securities, collection of interest and recordkeeping is performed by the Custodian. You receive easy-to-read statements.
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Benefits of an IRA
The following table demonstrates the substantial advantage of using an IRA to accumulate a retirement fund.

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                   HOW AN INDIVIDUAL RETIREMENT ACCOUNT GROWS
                 Compounded daily at assumed rates of interest
--------------------------------------------------------------------------------

                        ---------------------    ----------------------     ----------------------
                                 8%                       11%                        14%
                        ---------------------    ----------------------     ----------------------
            Total                    Approx.                   Approx.                    Approx.
          deposits                   monthly                   monthly                    monthly
         at age 65      Value at     payment     Value at      payment      Value at      payment
 Age   (at $2,000/yr.)   age 65     at age 65     age 65      at age 65      age 65      at age 65
--------------------------------------------------------------------------------------------------
 20       $90,000       $961,713     $7,753     $2,845,142     $28,656     $8,958,466     $109,642
--------------------------------------------------------------------------------------------------
 25        80,000        632,554      5,099      1,621,049      16,327      4,398,527       53,833
--------------------------------------------------------------------------------------------------
 30        70,000        413,125      3,330        920,124       9,267      2,155,727       26,383
--------------------------------------------------------------------------------------------------
 35        60,000        266,845      2,151        518,769       5,225      1,052,610       12,882
--------------------------------------------------------------------------------------------------
 40        50,000        169,330      1,365        288,950       2,910        510,043        6,242
--------------------------------------------------------------------------------------------------
 45        40,000        104,323        841        157,354       1,584        243,182        2,976
--------------------------------------------------------------------------------------------------
 50        30,000         60,986        491         82,001         825        111,927        1,369
--------------------------------------------------------------------------------------------------
 55        20,000         32,097        258         38,853         391         47,369          579
--------------------------------------------------------------------------------------------------
 60        10,000         12,838        103         14,147         142         15,617          191
--------------------------------------------------------------------------------------------------

                          Markman MultiFund Trust IRA

                              Disclosure Statement
--------------------------------------------------------------------------------
Right to Revoke the Account

     You will have seven days from the date you complete the Adoption Agreement and establish the Markman MultiFund Trust IRA to cancel the account for any reason. If you cancel the IRA, Markman MultiFund Trust will refund all the money you contributed, without increase or decrease for any reason.

     You may cancel your IRA by sending a signed written notice delivered or mailed within this seven-day period to:

                        Markman MultiFund Trust IRA
                        P.O. Box 5354
                        Cincinnati, OH  45201-5354

     If mailed in a properly addressed, first class postage prepaid envelope, the date of the postmark, or if certified or registered mail is used, the date of certification or registration will be used to determine if you notified us within the seven-day revocation period. If you have any questions about this revocation procedure, please call us at 800-707-2771.

Definitions

     In this Disclosure Statement the terms "you," "your," "Depositor," or "IRA Owner" shall mean the person who established the IRA. The terms "Custodian," "our," "us," or "we" shall mean the financial organization acting as the Custodian of your IRA. The term "IRS" shall refer to the Internal Revenue Service. The term "IRA" shall mean Individual Retirement Account within the meaning of section 408 of the Code and shall also refer to your Custodial Account. The term "Roth IRA" shall mean a Roth Individual Retirement Account within the meaning of section 408A of the Code. The term "SIMPLE IRA" shall mean SIMPLE Retirement Account within the meaning of section 408(p) of the Code. The term "Code" shall mean the Internal Revenue Code.

Account Growth

     Your IRA is self-directed. Earnings and capital appreciation on investments chosen by you will depend on overall economic conditions and the success of that particular investment. Earnings on these investments are not guaranteed by the Custodian and may or may not be reasonably projected. For example, if the initial investment is a passbook, time deposit or money market account, the account projection can be made based on the current rate of earnings paid. On the other hand, if the initial investment is an investment security (stocks, bonds, or mutual funds), the rate of growth of the earnings on these types of investments cannot be reasonably projected.

Eligibility for IRAs

     This part of the  disclosure  explains  your  eligibility  to establish and
contribute  to  an  IRA.  This  disclosure   statement  does  not  address  your
eligibility for other types of IRAs (Roth IRA, Education IRA, or SIMPLE IRA).

     A. Regular Contributions. You must be under the age 70 1/2 and have "compensation" in order to contribute to an IRA. For tax years during or after which you reach the age 70 1/2 you are not allowed to contribute to an IRA. "Compensation" includes wages, tips, bonuses, taxable alimony, as well as other compensation received for personal services. (If you are self-employed, compensation is your net earnings from your trade or business reduced by your deduction for contributions made on your behalf to retirement plans and the deduction allowed for one-half of your self-employment taxes.) If you meet the above eligibility requirements, you may contribute up to 100% of your compensation  or $2,000,  whichever  is less.  (Caution:  Contribution  limit is coordinated with Roth IRA limit-see below). Regular and spousal IRA contributions must be made by your tax filing due date excluding extensions. Please consult your tax adviser if you need additional assistance.

     B. Spousal Contributions. You may make a contribution into your spouse's IRA if you meet the special spousal IRA rules. You must be married, file a joint federal income tax return, the receiving spouse must be under age 70 1/2, and the receiving spouse must earn less in compensation than the spouse making the contribution. The total combined contribution a couple can make each year to both IRAs is the smaller of $4,000 or their combined compensation for the year. You can divide your total IRA contribution in any manner you choose, provided you do not contribute more than $2,000 to either IRA. Your combined compensation equals the lesser compensated spouse's compensation plus the higher compensated spouse's compensation (reduced by any IRA deduction). (Caution: Contribution limit is coordinated with Roth IRA limit-see below).

     C. Coordination with Roth IRA. The amount you are eligible to contribute to your IRA is coordinated with the amount you may contribute to your Roth IRA. The maximum you are allowed to contribute to both your IRA and your Roth IRA is $2,000. Accordingly, if you make a Roth IRA contribution, that will reduce or eliminate your eligibility to make an IRA contribution.

     D. Rollover, Transfer, SEP, and SIMPLE Contributions. You may be eligible to roll over, directly roll over, or transfer your existing IRA, SIMPLE IRA, or qualified plan assets. The rules covering rollovers and transfers are discussed later in this disclosure statement. Simplified Employee Pension (SEP) plan contributions may also be made to this IRA. Your employer is responsible for verifying the SEP eligibility requirements and determining the contribution amount. SIMPLE contributions may not be made to this IRA, but instead must be contributed into a SIMPLE IRA. The IRS or your employer can provide additional information concerning SEP and SIMPLE eligibility.

Deductibility

     You may or may not be allowed to deduct your IRA contribution on your income tax return. Whether or not you may deduct your contribution depends upon whether you or your spouse are active participants in an employer-maintained retirement plan, your income level, your income tax filing status, and the tax year for which you are making the contribution. Please see the charts that follow:

     A. Active Participant. You are an "active participant" for a year if you are covered by a retirement plan. For example, if you are covered under a profit sharing plan, a 401(k) plan, a tax-sheltered annuity plan (403(b)), certain government plans, a SEP plan, a SIMPLE arrangement, or a plan which promises you a retirement benefit which is based upon the number of years of service you have with the employer, you are likely to be an active participant. The W-2, Wage and Tax Statement, includes a box (the "Pension Plan" box) to indicate whether or not you are covered for the plan year. If you are not certain whether or not you are covered (an "active participant") you should ask your employer or tax adviser. Caution: For the 1997 tax year, you are also considered an active participant if your spouse is an active participant. If you are an active participant, your ability to deduct your IRA contribution begins to be phased out when your income exceeds certain levels.

     B. MAGI. Your modified adjusted gross income (MAGI) is your adjusted gross income from your federal income tax return figured without taking into account any IRA deduction or any foreign earned income exclusion and foreign housing exclusion (deduction), or any Series EE bond interest from IRS Form 8815.

     C. Single Filers. If you are single and are not an active participant, you may fully deduct your IRA contribution regardless of your income level. If you are an active participant, then your ability to deduct your contribution begins to be phased out at certain income levels. Please see the MAGI Phaseout Ranges chart. If your income is the same as or less than the "Low End" number for the applicable tax year, you may fully deduct your IRA contribution. If your income is the same as or above the "High End" then you are not entitled to deduct any amount of an IRA contribution. If your income falls within the ranges stated then consult the Deduction Calculation chart to calculate the amount you may deduct.

     D. Married Filers. If you are married, your ability to make a deductible contribution depends upon both you and your spouse's "active participation" status as well as your income level, and income tax filing status.

     (1) Neither You Nor Your Spouse Are Active Participants. If neither you nor your spouse are active participants, you may fully deduct your IRA contribution regardless of your income.

     (2) You Are an Active Participant. If you are an active participant, your ability to deduct your IRA contribution begins to be phased out at certain income levels and also depends upon whether you file jointly or separately. See the MAGI Phaseout Ranges chart below. This rule applies regardless of whether or not your spouse is an active participant. If your income is the same as or less than the "Low End" number for the applicable tax year, you may fully deduct your IRA contribution. If your income is the same as or above the "High End" then you are not entitled to deduct any amount of an IRA contribution. If your income falls within the ranges stated then see the Deduction Calculation chart to calculate the amount you may deduct.

     (3) You Are Not an Active Participant But Your Spouse Is. If you are not an active participant, but your spouse is an active participant, then your ability to deduct your IRA contribution begins to be phased out at $150,000 if you file a joint return. See the chart below. Caution: for the 1997 tax year, you are considered an active participant if your spouse is an active participant. If you fall within this category but file a separate return, consult with your tax adviser to determine the amount you may deduct.

        ----------------------------------------------------------------------------------------------
                                             MAGI Phaseout Ranges
                                                Filing Status
        ----------------------------------------------------------------------------------------------
                                                                                     Married,**
                                       Married,               Married,*            Filing Jointly,
Tax            Single              Filing Jointly,       Filing Separately,  Not an Active Participant,
Year     Active Participant      Active Participant      Active Participant         but Spouse is
        Low End    High End     Low End    High End     Low End    High End      Low End    High End
------------------------------------------------------------------------------------------------------
1997    $25,000     $35,000     $40,000     $50,000         $0      $10,000      $40,000     $50,000
------------------------------------------------------------------------------------------------------
1998    $30,000     $40,000     $50,000     $60,000         $0      $10,000     $150,000    $160,000
------------------------------------------------------------------------------------------------------
1999    $31,000     $41,000     $51,000     $61,000         $0      $10,000     $150,000    $160,000
------------------------------------------------------------------------------------------------------
2000    $32,000     $42,000     $52,000     $62,000         $0      $10,000     $150,000    $160,000
------------------------------------------------------------------------------------------------------
2001    $33,000     $43,000     $53,000     $63,000         $0      $10,000     $150,000    $160,000
------------------------------------------------------------------------------------------------------
2002    $34,000     $44,000     $54,000     $64,000         $0      $10,000     $150,000    $160,000
------------------------------------------------------------------------------------------------------
2003    $40,000     $50,000     $60,000     $70,000         $0      $10,000     $150,000    $160,000
------------------------------------------------------------------------------------------------------
2004    $45,000     $55,000     $65,000     $75,000         $0      $10,000     $150,000    $160,000
------------------------------------------------------------------------------------------------------
2005    $50,000     $60,000     $70,000     $80,000         $0      $10,000     $150,000    $160,000
------------------------------------------------------------------------------------------------------
2006    $50,000     $60,000     $75,000     $85,000         $0      $10,000     $150,000    $160,000
------------------------------------------------------------------------------------------------------
2007    $50,000     $60,000     $80,000    $100,000         $0      $10,000     $150,000    $160,000
------------------------------------------------------------------------------------------------------

* The Taxpayer Relief Act of 1997 established a special rule for married individuals filing separately which sets a fixed phaseout range for active participants beginning with the first dollar of MAGI and completely phasing out deductible IRA contributions at $10,000 of MAGI.

** The Taxpayer Relief Act of 1997 established a fixed schedule which says that the maximum decuctible IRA contribution for an individual who is not an active participant, but whose spouse is, is phased out for taxpayers with MAGI between $150,000 and $160,000.

     E. Phaseout Calculation. If your income falls within the phaseout limits from the previous chart, you can determine your deductible amount according to the deduction formula below. You are still allowed to contribute up to the lesser of $2,000 or 100% of your earned income (coordinated with Roth IRA); however, if your contribution exceeds your maximum deductible amount, the remainder will be treated as a nondeductible contribution.

Deduction Calculation

A.  Insert  MAGI "High End"  number from chart above
    for the corresponding tax year and filing status              $
                                                                  --------------

B.  Your MAGI (from IRS Form 1040 or 1040A)                       $
                                                                  --------------

C.  Subtract B from A                                             $
                                                                  --------------

(Line C multiplied by .2 equals the amount                                x .2**
you may deduct.*)

Deductible Amount***                                              $
                                                                  --------------
Example

Jim wants to make a 1998 deductible IRA contribution. Jim is married, an active participant, files jointly and has MAGI of $55,000.

A.      $       60,000
        --------------

B.      $       55,000
        --------------

C.      $        5,000
        --------------

                 x .2

        $        1,000
        --------------

* If the adjusted dollar deduction limit is not a multiple of ten, it is rounded up to the next highest $10 increment. If your partial deduction is less than $200 but greater that $0, you are allowed to claim an IRA deduction of $200.

** For married couples filing jointly, replace the .2 with .1 starting in the tax year 2007.

*** This assumes that you are eligible to contribute that amount (the amount may need to be reduced if you made a Roth IRA contribution).

     Note: Qualifying married couples, filing separately may use the "Single" category.

Rollovers, Transfers, and Direct Rollovers

     Distributions from IRAs, SIMPLE IRAs, qualified plans or tax-sheltered annuity programs may be eligible for a tax-free rollover or transfer into an IRA. Transfer and rollover contributions are not deductible and will not be applied against the annual contribution limits mentioned above. See Rollover Review Explanation for more information.

     A. Rollovers and Transfers from IRAs. Assets in IRAs may be directly transferred or rolled over to another IRA. A rollover occurs when you take a distribution of the assets and roll them into an IRA within 60 calendar days from the date of receipt. If you retain the assets for any period of time beyond the 60 days, the rollover is no longer allowed. An additional restriction on rollovers is that you are only allowed one rollover for each 12-month period. The 60 day period is extended to 120 days in the case of a first-time homebuyer distribution where a delay or cancellation in purchase or construction occurs and the one rollover per twelve month rule does not apply.

     B. Rollovers or Transfers from SIMPLE IRAs. A SIMPLE IRA is an IRA that can only accept contributions pursuant to a SIMPLE arrangement set up through your employer. SIMPLE IRAs must remain separate from IRAs for a two-year period. After the two years, you may roll over or transfer your SIMPLE IRA into an IRA.

     C. Rollovers and Direct Rollovers from Qualified Plans. An eligible rollover distribution from a qualified retirement plan or tax-sheltered annuity program may be rolled over or directly rolled over to an IRA. Generally, an eligible rollover distribution is any distribution except: (1) one of a series of substantially equal periodic payments over the single or joint life expectancy of the employee and beneficiary or for a specific period of ten years or more, (2) a nontaxable distribution or (3) a required distribution for an employee age 70 1/2 or older. To complete a direct rollover you would instruct your employer to deliver the funds directly to the IRA Custodian. To complete a rollover, you would take control of the assets and would have 60 calendar days from the date of receipt to roll over the taxable portion of the distribution to an IRA.

Conversion or Rollover Into a Roth IRA

     Starting in 1998, you may be eligible to convert or roll over your IRA into a Roth IRA. Your modified adjusted gross income must be less than $100,000 in the year you convert or roll over in order to be eligible. The conversion or rollover is a taxable event, however, you will not be subject to the IRS 10% premature distribution penalty. If you complete the rollover or conversion in 1998, you pay your taxes ratably over a four-year period. After 1998, all conversions or rollovers into Roth IRAs will be fully taxed in the year of the conversion or rollover.

Required Distributions After Age 70 1/2

     After you reach age 70 1/2, the rules require you to take minimum distributions from your IRA each year. The distribution for your first year, the year in which you reach age 70 1/2, must be made no later than April 1 of the following year. Distributions for subsequent years must be taken by December 31 of each year.

     You must elect a method to receive your distributions in a manner which distributes the funds at least as rapidly as the minimum required distributions. Unless you elect otherwise, the minimum required distribution for each year is determined by dividing your ending account balance for the previous year (adjusted by any outstanding rollovers) by your joint life expectancy with the appropriate beneficiary. If no beneficiary exists or a beneficiary other than a natural person is named (except certain trusts), your single life expectancy must be used for this calculation.

     For years after the first distribution year, you may elect to annually recalculate your life expectancy and/or your spouse's life expectancy. If you do not choose a method, it is presumed that recalculation is elected. If recalculation is elected, a new life expectancy factor is determined each year based upon the ages of you and/or your spouse as of your birthdays during the year. If the person whose life is being recalculated dies, the life expectancy for that individual becomes zero. If recalculation is not chosen, the life expectancy is calculated by determining the life expectancy at the end of the first distribution year and subtracting 1 for each year which has elapsed since. If no recalculation is elected, the death of the IRA Owner or the beneficiary is disregarded.

     The joint life expectancy of you and a beneficiary other than your spouse is limited by the Minimum Distribution Incidental Benefit (MDIB) tables which can be obtained by contacting Countrywide Fund Services, Inc. The tables give life expectancies for the IRA Owner and a beneficiary ten years younger. If this factor is less than your joint life expectancy with the applicable beneficiary, the factor from the MDIB table must be used to calculate the minimum distribution.

     If you have more than one IRA at the same or different financial organization(s), the minimum distribution must be calculated separately for each IRA. However, the minimum distribution from each IRA can be withdrawn from any one or more of your IRAs.

Distributions After Death

     A. Death After the Required Beginning Date. If you die after the date when payments must have begun (April 1 of the year after you reach age 70 1/2), the payments to your beneficiary or estate must continue so that the funds will be distributed at least as rapidly as they would have been distributed if the death had not occurred. A spouse beneficiary may elect to roll over a distribution (other than a required minimum distribution) into his or her own IRA.

     B. Death Before the Required Beginning Date. If you die before the required beginning date, your beneficiary has the following options:

     (1) Five Year Option. The beneficiary may withdraw the entire account balance in any manner so that the IRA is depleted by December 31 of the fifth year following the year of death.

     (2) Life Expectancy Option. The beneficiary may withdraw the funds in a series of payments over a period which does not exceed the beneficiary's life expectancy. These payments must begin by December 31 of the year following the year of death if the beneficiary is not your spouse, or December 31 of the year you would have been age 70 1/2 (if later), if the beneficiary is your spouse.

     (3) Spouse Treat as Own Option. A spouse beneficiary may elect to roll over a distribution into his/her own account or to treat the IRA as his/her own.

     If you die before your required beginning date, your spouse beneficiary must make his/her election of payment by the earlier of December 31 of the fifth year after the year of your death or December 31 of the year you would have attained age 70 1/2. If you die before your required beginning date, your nonspouse beneficiary must make his/her election of payment no later than December 31 of the year following the year of your death.

Income Tax Status of Distributions

     IRA distributions are generally fully taxable as ordinary income. IRAs are not eligible for the special tax treatment (five and ten year tax averaging and capital gains treatment) available to certain distributions from pension and profit sharing plans.

     A. Nondeductible Contributions. If you have made nondeductible contributions to an IRA, a certain percentage of your distributions will be nontaxable. The nontaxable portion of your distributions is calculated as follows:

                           Total Nondeductible Contributions
Nontaxable Distributions = Less Previous Nontaxable Distributions   X  Distributions During the Year
                           --------------------------------------
                           Total Account Balance of All IRAs
                           at Year End Plus Total Distributions During the Year

     B. Estate Tax Status of Distributions. All funds held within your IRA will be included in your gross estate for estate tax purposes, regardless of the named beneficiary or manner of distribution. There is no specific estate tax exclusion for funds held within an IRA.

     C. Gift Tax Status of IRA Contributions and Distributions. For gift tax purposes, irrevocable beneficiary designations will not be treated as gifts.

Federal Penalties

     In addition to the taxes imposed on IRAs, distributions from IRAs are also potentially subject to a wide variety of penalties (excise taxes).

     A. Penalty for Premature Distribution. Generally, if you take a distribution from your IRA before you reach the age 59 1/2 you will owe, in addition to regular income taxes, a 10% excise tax on the taxable amount of the distribution. Exceptions to the 10% excise tax exist in the case of disability, death, qualified first home purchase expenses, qualified higher education expenses, distributions for health care expenses exceeding 7.5% of your adjusted gross income, distributions used to pay for health care insurance if you are unemployed, or if you agree to take a series of substantially equal periodic payments made over your life expectancy or the joint life expectancy of yourself and your designated beneficiary.

     B. Penalty for Excess Contributions. If you contribute more to your IRA than allowed it is called an "excess contribution" and you may be penalized. The government imposes a 6% penalty (excise tax) per year for any excess amount you allow to remain in your IRA. You must pay the penalty by filing a special IRS form along with your income tax return. You can avoid the 6% penalty by removing your excess contribution plus any earnings on the excess amount prior to the due date for filing your Federal income tax return for the year, plus extensions. Due to the complications involved in excesses, we recommend you talk to your legal or tax adviser when an excess occurs.

     C. Penalty for Insufficient or Late Distribution. You will owe a penalty of 50% of the amount of any minimum distribution you fail to take. As discussed above, minimum distributions are required when you reach age 70 1/2 and in some cases for beneficiaries. You are responsible for paying this tax and reporting it on your income tax return. This 50% penalty is in addition to any regular income tax.

     D. Penalty for Prohibited Transactions. If you engage in a prohibited transaction as defined under Code Section 4975, the IRA loses its tax exemption as of the first day of the year. You must include the Fair Market Value of the IRA in your gross income for the year during which the prohibited transaction occurred and pay all applicable taxes and penalties.

     E. Penalty for Pledging the Account as Security. If you pledge your IRA as security for a loan, the portion pledged is treated as a distribution to you in that year. The portion pledged is fully taxable and subject to all penalties.

Miscellaneous Provisions

     A. Your Custodian. Your Custodian must be a bank, savings and loan association, credit union, or other entity that is permitted to accept IRA contributions.

     B. Cash Contributions. All contributions to your IRA must be in cash except for rollover and transfer contributions.

     C. Contribution Limit. You are not allowed to contribute more than $2,000 as a regular contribution and no more than $4,000 in the case when you are making a contribution both to your IRA and to the IRA of your spouse under the spousal IRA rules. Your contribution limit must also be coordinated with any Roth IRA contributions you make.

     D. Life Insurance. You may not invest your IRA in life insurance contracts.

     E. Nonforfeitable. Your interest in your IRA balance is nonforfeitable.

     F. No Commingling. The assets of the IRA will not be commingled with other property except in a common trust or investment fund.

     G. Collectibles. No part of the funds can be invested in collectibles, including any work of art, rug or antique, metal or gem, stamp or coin, alcoholic beverage, or any other tangible property specified by the IRS. The acquisition of certain U.S. government-issued gold, silver, and platinum coins, certain state-issued coins, and certain gold, silver, platinum, or palladium bullion meeting specific requirements are permitted investments under the law.

IRS Approval of Forms

     The Custodial Agreement used to establish this IRA is the IRS Model Custodial Agreement (Form 5305-A). This agreement has been approved as to form by the Internal Revenue Service. You are responsible to ensure you follow the terms and conditions of this agreement. This approval is not an endorsement of the investment instruments used by the Custodian.

Provisions Regarding Amendments to the Plan

     The Custodian of this IRA may amend the IRA at any time. The Custodian shall furnish copies of any such amendments to the IRA Owner within 30 days of the date the amendments are to become effective.

Fees

     There are no fees for maintaining your IRA. Of course, the shares of the Fund in which your account is invested will be affected by management fees and other expenses of that Fund. These matters are also discussed in the prospectus for the Funds which you received prior to or along with this brochure. The fee schedule may be changed upon 30 days' written notice to the IRA owner.

Annual Statements

     Each year the Custodian will furnish you and the IRS with statements reflecting the activity in your IRA. You and the IRS will receive a Form 5498 (or a substitute form), which will indicate your Fair Market Value of the account as of the end of the previous calendar year. This form will give the amount of your contribution to the IRA and will indicate any rollovers into the account. Another statement, the IRS Form 1099-R, will reflect your distributions for the year.

Other IRS Forms

     You may be required to file other IRS forms. IRS Form 5329 is required when you are assessed certain penalties. If you only owe the 10% premature distribution penalty, you may be able to pay the penalty on your income tax return alone. You must also file IRS Form 8606 for each taxable year you make nondeductible contributions or receive nontaxable distributions.

                             Individual Retirement

                               Custodial Account

                                  Form 5305-A

    (Rev. October 1992) Department of the Treasury Internal Revenue Service

     The Depositor and the Custodian make the following agreement:

Article I

     The Custodian may accept additional cash contributions on behalf of the Depositor for a tax year of the Depositor. The total cash contributions are limited to $2,000 for the tax year unless the contribution is a rollover contribution described in section 402(c) (but only after December 31, 1992), 403(a)(4), 403(b)(8), 408(d)(3), or an employer contribution to a simplified employee pension plan as described in section 408(k). Rollover contributions before January 1, 1993, include rollovers described in section 402(a)(5), 402(a)(6), 402(a)(7), 403(a)(4), 403(b)(8), 408(d)(3), or an employer contribution  to a  simplified  employee  pension  plan as  described in section
408(k).

Article II

     The Depositor's interest in the balance in the custodial account is nonforfeitable.

Article III

     1. No part of the custodial funds may be invested in life insurance contracts, nor may the assets of the custodial account be commingled with other property except in a common trust fund or common investment fund (within the meaning of section 408(a)(5)).

     2. No part of the custodial funds may be invested in collectibles (within the meaning of section 408(m)) except as otherwise permitted by section 408(m)(3) which provides an exception for certain gold and silver coins and coins issued under the laws of any state.

Article IV

     1. Notwithstanding any provision of this agreement to the contrary, the distribution of the Depositor's interest in the custodial account shall be made in accordance with the following requirements and shall otherwise comply with section 408(a)(6) and Proposed Regulations section 1.408-8, including the incidental death benefit provisions of Proposed Regulations section 1.401(a)(9)2, the provisions of which are incorporated by reference.

     2. Unless otherwise elected by the time distributions are required to begin to the Depositor under paragraph 3, or to the surviving spouse under paragraph 4, other than in the case of a life annuity, life expectancies shall be recalculated annually. Such election shall be irrevocable as to the Depositor and the surviving spouse and shall apply to all subsequent years. The life expectancy of a nonspouse beneficiary may not be recalculated.

     3. The Depositor's entire interest in the custodial account must be, or begin to be, distributed by the Depositor's required beginning date, (April 1 following the calendar year end in which the Depositor reaches age 70 1/2). By that date, the Depositor may elect, in a manner acceptable to the Custodian, to have the balance in the custodial account distributed in:

     (a)  A single sum payment.

     (b) An annuity contract that provides equal or substantially equal monthly, quarterly, or annual payments over the life of the Depositor.

     (c) An annuity contract that provides equal or substantially equal monthly, quarterly, or annual payments over the joint and last survivor lives of the Depositor and his or her designated beneficiary.

     (d) Equal or substantially equal annual payments over a specified period that may not be longer than the Depositor's life expectancy.

     (e) Equal or substantially equal annual payments over a specified period that may not be longer than the joint life and last survivor expectancy of the Depositor and his or her designated beneficiary.

     4. If the Depositor dies before his or her entire interest is distributed to him or her, the entire remaining interest will be distributed as follows:

     (a) If the Depositor dies on or after distribution of his or her interest has begun, distribution must continue to be made in accordance with paragraph 3.

     (b) If the Depositor dies before distribution of his or her interest has begun, the entire remaining interest will, at the election of the Depositor or, if the Depositor has not so elected, at the election of the beneficiary or beneficiaries, either

          (i) Be distributed by the December 31 of the year containing the fifth anniversary of the Depositor's death, or

          (ii) Be distributed in equal or substantially equal payments over the life or life expectancy of the designated beneficiary or beneficiaries starting by December 31 of the year following the year of the Depositor's death. If, however, the beneficiary is the Depositor's surviving spouse, then this distribution is not required to begin before December 31 of the year in which the Depositor would have turned age 70 1/2.

     (c) Except where distribution in the form of an annuity meeting the requirements of section 408(b)(3) and its related regulations has irrevocably commenced, distributions are treated as having begun on the Depositor's required beginning date, even though payments may actually have been made before that date.

     (d) If the Depositor dies before his or her entire interest has been distributed and if the beneficiary is other than the surviving spouse, no additional cash contributions or rollover contributions may be accepted in the account.

     5. In the case of a distribution over life expectancy in equal or substantially equal annual payments, to determine the minimum annual payment for each year, divide the Depositor's entire interest in the Custodial account as of the close of business on December 31 of the preceding year by the life expectancy of the Depositor (or the joint life and last survivor expectancy of the Depositor and the Depositor's designated beneficiary, or the life expectancy of the designated beneficiary, whichever applies). In the case of distributions under paragraph 3, determine the initial life expectancy (or joint life and last survivor expectancy) using the attained ages of the Depositor and designated beneficiary as of their birthdays in the year the Depositor reaches age 70 1/2. In the case of a distribution in accordance with paragraph 4(b)(ii), determine life expectancy using the attained age of the designated beneficiary as of the beneficiary's birthday in the year distributions are required to commence.

     6. The owner of two or more individual retirement accounts may use the "alternative method" described in Notice 88-38, 1988-1 C.B. 524, to satisfy the minimum distribution requirements described above. This method permits an individual to satisfy these requirements by taking from one individual retirement account the amount required to satisfy the requirement for another.

Article V

     1. The Depositor agrees to provide the Custodian with information necessary for the Custodian to prepare any reports required under section 408(i) and Regulations sections 1.408-5 and 1.408-6.

     2. The Custodian agrees to submit reports to the Internal Revenue Service and the Depositor prescribed by the Internal Revenue Service.

Article VI

     Notwithstanding any other articles which may be added or incorporated, the provisions of Articles

Article VII

     This agreement will be amended from time to time to comply with the provisions of the Code and related regulations. Other amendments may be made with the consent of the persons whose signatures appear below.

Article VIII Definitions

     8.1 "Code." The term "Code" shall mean the Internal Revenue Code.

     8.2 "Custodial Account." Your IRA shall be referred to as the "custodial account" or "account"

     8.3 "IRA." IRA shall mean Individual Retirement Account within the meaning of Section 408 of the Code.

     8.4 "IRS." The term "IRS" shall mean the Internal Revenue Service.

     8.5 "We." The IRS selected the term "Custodian" to describe us, your financial organization. In other parts of this agreement, the "Custodian" will be referred to as "us," "we," "our," or the "Custodian."

     8.6 "You." The IRS selected the term "Depositor" to describe "you," the Roth IRA Owner. In other parts of this agreement, you will be referred to as "you," "your," or "Roth IRA Owner."

     8.7 "Fund(s)." The "Fund(s)" shall mean the mutual fund(s) identified in the IRA Application used to establish this IRA.

Article IX  Fees and Expenses

     9.1 Fees. You agree to pay any fees we establish pursuant to the Application or a separate fee schedule which we will publish from time to time. Such fees may include, without limitation, establishment fees, annual administration fees, termination fees, transfer fees, transaction fees, legal fees, investment commissions, and such other fees as we determine applicable. You agree to pay such fees either by a separate billing or direct deduction from the custodial account; the method of payment is at our discretion. Some fees, such as brokerage commissions, must be deducted from the custodial account. The Custodian shall have the right to liquidate sufficient shares in the custodial account to pay such fees. In the case of a third party receiving payments, such as brokerage fees and commissions, we may receive a portion of these fees in return for services provided in completing these transactions. We agree to give you at least 30 days advance notice prior to changing a fee or imposing a new fee.

     9.2 Expenses. You agree to pay any income, transfer, and other taxes of any kind that may be levied or assessed upon the custodial account, and all other administrative expenses reasonably incurred by us in the performance of our duties. These expenses may include legal, or other professionals hired by us in connection with your custodial account. You agree to reimburse us for any reasonable expenses incurred in the administration of the account. The Custodian shall have the right to liquidate sufficient shares in the custodial account to pay such expenses.

Article X  Amendments

     We may amend your custodial account at any time to comply with necessary laws and regulations or for any other reason. Amendments may be made retroactively when required to meet a law or regulatory change. You are deemed to have automatically consented to any amendment 30 days after we mail you a copy of the amendment. Your actual written or verbal consent is not required to amend. We shall send you a copy of such amendment within 30 days of the amendment's effective date.

Article XI  Limited Liability

     11.1 Hold Harmless. You agree to hold us harmless, to indemnify, and to defend us against any and all claims arising from and liabilities incurred by reason of any action taken by us, except to the extent such liability arises from the willful misconduct or gross negligence of the Custodian.

     11.2 No Investment Discretion. You agree that all contributions shall be invested according to your sole discretion in whole or fractional shares of the Fund(s) identified in the Roth IRA Application. All dividends and capital gain distributions received on shares of the Fund(s) shall be reinvested in the shares of the same Fund(s) which shall be credited to the custodial account. We shall not be responsible or liable for any investment decisions or recommendations with respect to the investment, reinvestment, or sale of assets in the custodial account. We shall not be responsible for reviewing any assets held in the custodial account and shall not be responsible for questioning any of your investment decisions. We shall not be responsible for any loss resulting from any failure to act because of the absence of directions from you. In the event we determine your investment instructions are unclear, then we shall act as soon as practical to obtain clarification of such instructions. Pending clarification, we shall hold without investing all or any portion of the contribution, without liability for loss of income or appreciation and without liability for interest or dividends.

     11.3 Transaction Responsibility. Unless required by law, we are not responsible for inquiring into the nature or amount of any contribution made by you, nor into the amount or timing of any distribution requested. You shall have full responsibility for determining any tax or investment consequences of all contributions to and distributions from the custodial account. We shall not be bound to take any action on behalf of you, except upon receipt of written instructions from you. We shall have no obligation to inquire into the genuineness of any such written instruction without liability for any action taken pursuant thereto, so long as we act in good faith.

     11.4 No Assumed Responsibilities. We assume no responsibilities and agree only to provide the administrative and custodial services required under IRC section 408, 408A and applicable regulations.

Article XII  Default Provisions (70 1/2 and Death)

     12.1 70 1/2 Distributions. If you fail to make a written election of payment by your required beginning date, the minimum required distribution will be calculated using the joint life expectancy of you and your designated beneficiary. If no beneficiary exists or a beneficiary other than a natural person is named (except certain trusts), your single life expectancy will be used for this calculation. See section 11.3 above. The recalculation method will be used to the extent allowed.

     12.2 Death Distributions. If you die before your required beginning date, then your designated beneficiary must elect a method of distribution under
Article IV-4(b)(i) and (b)(ii) by the earlier of December 31 of the calendar year in which the life expectancy distributions must begin under Article IV-4(b)(ii) or December 31 of the calendar year which contains the fifth anniversary of the date of your death. If you use the designation of beneficiary form provided in the Application then the following rules apply (i) the designation in the application revokes all previously made designations, (ii) if any of the beneficiaries dies before you, the deceased beneficiary's share will be reallocated to the surviving beneficiaries on a pro rata basis, and (iii) if none of the beneficiaries survive you, or if the Custodian cannot locate your beneficiary(ies) after a reasonable search, any balance in your IRA will be paid to your estate. The Custodian may refuse to accept a designation not made on its standard form. You agree to release the Custodian from and indemnify it for any and all claims arising from the Custodian's actions under your designation of beneficiary.

Article XIII  Reports and Records

     We shall keep accurate and detailed records of all contributions, receipts, investments, distributions, disbursements, and other transactions relating to the custodial account. We shall provide reports to the IRS and to you as required by law and regulations. Unless you file a written statement with us within 60 days after you receive a statement, we shall be relieved and discharged from all liability to you (including any of your beneficiaries) with respect to all matters set forth in such report.

Article XIV  Powers

     We shall have the right to hire attorneys or other professionals if we deem it necessary for the proper administration of your custodial account. This includes the right to have a party affiliated with the Fund(s) to perform administrative duties. We shall also have the power to request a judicial settlement of your account or to enter into a lawsuit for your account. We shall also have the power to do whatever else we determine necessary for the proper administration of your account.

Article XV  Resignation or Removal of Us as Custodian

     We may resign as Custodian without your consent and you may remove us as Custodian without our consent. We must provide notice to you of any resignation 30 days prior to the effective date of the resignation. In the event of resignation by us, you shall appoint a qualified successor Custodian. Upon our receipt of a written acceptance of such appointment by the successor Custodian, we shall transfer and pay over the assets of the custodial account to the successor Custodian. If after 30 days from notice of resignation, you have not appointed a successor Custodian or we have not received a written acceptance of such appointment by the successor Custodian, we shall have the right to transfer the assets remaining in the custodial account to a successor Custodian that we choose in our sole discretion or we may liquidate the assets and distribute the cash proceeds, or we may make an in-kind distribution, or we may otherwise distribute to you the assets remaining in the custodial account. We are authorized, however, to reserve such funds as we deem advisable for payment of any liabilities constituting a charge against the assets of the custodial account or against us, with any balance of such reserve remaining after payment of all such items to be paid over the successor Custodian.

Article XVI  Termination

     In the event the balance of the custodial account is less than the minimum value prescribed from time to time by the appropriate Fund(s), we may liquidate the custodial account by making a distribution in cash or in-kind of the assets in the account less any fees owing. If we terminate for any reason, we shall not be liable for any loss or penalty incurred upon termination and liquidation of the custodial account. Upon liquidation of the custodial account this Agreement shall terminate and we shall be relieved of all further duties and any liability relative to this Agreement, the custodial account, and the assets distributed hereunder.

Article XVII  Custodian's Responsibilities

     We shall act as an agent for you, we shall receive funds and invest them at your direction and in accordance with this Agreement. All shares of the Fund(s) shall be held in our name as Custodian or our nominee's name. The parties do not intend to confer any fiduciary responsibilities upon the Custodian and none shall be implied. We shall deliver, or cause to be executed or delivered to you all notices, prospectuses, financial statements, proxies and proxy solicitation materials relative to shares of the appropriate Fund(s) held in the custodial account. The Custodian shall vote such shares only in accordance with your written instructions.

Article XVIII  Contributions

     The Custodian is under no duty to compel you to make any contributions and shall have no duty to assure that such contributions are appropriate in amount. You have sole responsibility for assuring the deductibility of any contributions. We may request additional information in the case of rollovers and direct rollovers. We may request a Transfer Form, or other forms prior to a transfer.

Article XIX  Miscellaneous

     19.1 Notice. Any notice, payment, report, or other material mailed to you shall be deemed delivered and effective three days after the date mailed by us to you. We shall send such material to your last address you provided and we shall assume no obligation to ascertain the actual address or whereabouts of you. Any notice you send us shall be deemed delivered when actually received by us. Except as otherwise permitted by us, all instructions to us must be in writing.

     19.2 Headings. The headings and articles of this agreement are for convenience of reference only, and shall have no substantive effect on provisions of this agreement.

     19.3 Singular Form. Throughout this agreement, the singular form includes the plural where applicable.

     19.4 State Law. This agreement shall be construed and interpreted in accordance with the laws of the state in which our principal office is located, except to the extent superseded by federal law.

     19.5 Disqualifying Provision. Any provision of this agreement which would disqualify the custodial account as an IRA shall be disregarded to the extent necessary to make the custodial account an IRA.

     19.6 Interpretation. If any question arises as to the meaning of any provision of this agreement, then we shall be authorized to interpret any such provision, and our interpretation shall be binding upon all parties.

     19.7 Additional Provisions. Additional provisions to this agreement may be attached on a separate sheet.

--------------------------------------------------------------------------------

                              General Instructions

 (Section references are to the Internal Revenue Code unless otherwise noted.)

Purpose of Form

     Form 5305-A is a model custodial account agreement that meets the requirements of section 408(a) and has been automatically approved by the IRS. An individual retirement account (IRA) is established after the form is fully executed by both the individual (Depositor) and the Custodian and must be completed no later than the due date of the individual's income tax return for the tax year (without regard to extensions). This account must be created in the United States for the exclusive benefit of the Depositor or his or her beneficiaries.

     Individuals may rely on regulations for the Tax Reform Act of 1986 to the extent specified in those regulations.

     Do not file Form 5305-A with the IRS, instead, keep it for your records.

     For more information on IRAs, including the required disclosure you can get from your Custodian, get Pub. 590, Individual Retirement Arrangements (IRAs).

Definitions

     Custodian. The Custodian must be a bank or savings and loan association, as defined in section 408(n), or any person who has the approval of the IRS to act as Custodian.

     Depositor. The Depositor is the person who establishes the custodial account.

Identifying Number

     The Depositor's social security number will serve as the identification number of his or her IRA. An employer identification number is required only for an IRA for which a return is filed to report unrelated business taxable income. An employer identification number is required for a common fund created for IRAs.

IRA for Nonworking Spouse

     Form 5305-A may be used to establish the IRA custodial account for a nonworking spouse.

     Contributions to an IRA custodial account for a nonworking spouse must be made to a separate IRA custodial account established by the nonworking spouse.

Article IV

     Distributions made under this article may be made in a single sum, periodic payment, or a combination of both. The distribution option should be reviewed in the year the Depositor reaches age 70 1/2 to ensure that the requirements of section 408(a)(6) have been met.

Article VIII

     Article VIII and any that follow it may incorporate additional provisions that are agreed to by the Depositor and Custodian to complete the agreement. They may include, for example, definitions, investment powers, voting rights, exculpatory provisions, amendment and termination, removal of the Custodian, Custodian's fees, state law requirements, beginning date of distributions, accepting only cash, treatment of excess contributions, prohibited transactions with the Depositor, etc. Use additional pages if necessary and attach them to this form.

     Note: Form 5305-A may be reproduced and reduced in size for adaption to passbook purposes.


                                  * * * * * *
                                  The Markman
                                  MultiFunds


                                 P.O. Box 5354
                           Cincinnati, OH 45201-5354
                                  800.707.2771

ROTH IRA

                                  Individual
                                  Retirement
                                  Account

                                  * * * * * *
                                  The Markman
                                  MultiFunds


           P.O. Box 5354 o Cincinnati, Ohio 45201-5354 o 800.707.2771

The Markman
MultiFund Trust Roth IRA
--------------------------------------------------------------------------------
What is a Roth IRA?
--------------------------------------------------------------------------------
A Roth Individual Retirement Account (Roth IRA) is a nondeductible retirement savings account which features tax free withdrawals for qualified distributions after a five-year holding period. Even if you already participate in an employer-sponsored pension, profit sharing or other retirement or savings plan, you may still be eligible to establish a Roth IRA.
--------------------------------------------------------------------------------
Contributions
--------------------------------------------------------------------------------
How much can I put into a Roth IRA?
If you are employed you may contribute 100% of your compensation to a maximum of $2,000 into a Roth IRA. The annual Roth IRA contribution limit is combined with the traditional IRA contribution limit. In other words, you may contribute a maximum of $2,000 per year between the two types of IRAs. If you are married and have a non-wage earning spouse, you may contribute up to $4,000 to two Roth IRAs, with a maximum of $2,000 to any one account.

When should I contribute to my Roth IRA?
Contributions may be made during the calendar year, but no later than your tax filing due date excluding extensions. To maximize the tax benefits, you should consider making your yearly contribution to your Roth IRA as soon after January 1 as possible. (The sooner you put money into your account the sooner you shelter the earnings from taxes.) In addition, you will begin the five year holding period that qualifies distributions for tax-free treatment when you make your initial contribution into your Roth IRA.

Must I contribute the same amount each year?
No - you may contribute any amount as long as you do not exceed the maximum combined contribution allowed for all IRA products.

May I convert my existing IRA into a Roth IRA?
Yes - if you have an adjusted gross income of $100,000 or less in the year of the conversion (applicable to both single filers and married couples filing a joint return). The amount converted into a Roth IRA from your traditional IRA will be subject to full taxation at your marginal income tax rate. The 10% premature distribution penalty will not apply to conversions. The income limit for conversion eligibility excludes the actual amount you would be converting.
--------------------------------------------------------------------------------
Distributions
--------------------------------------------------------------------------------
When can I take money out of my Roth IRA?
Because your contributions are made from income that has already been taxed, your contributions may be distributed to you at any time without any taxes or penalties. You can start withdrawing earnings from your Roth IRA tax-free when you reach age 59 1/2 if your account has been open for five or more years. Withdrawals of earnings before age 59 1/2 can be made without any taxes or penalties in the case of death, disability or qualified first-time home purchase expenses (up to $10,000) if the account has been open for five or more years. Otherwise, you must pay a 10% penalty on the earnings withdrawn and declare the earnings withdrawn as ordinary income for federal tax purposes. The 10% penalty does not apply to earnings which are withdrawn for eligible medical expenses in excess of 7 1/2% of your adjusted gross income, medical insurance premiums for eligible unemployed individuals or qualified higher education expenses, but you must declare the earnings withdrawn for these purposes as ordinary income for federal tax purposes.
--------------------------------------------------------------------------------
Benefits of the Markman MultiFund Trust Roth IRA
--------------------------------------------------------------------------------
Investment Flexibility
The Markman MultiFund Trust Roth IRA offers a variety of mutual funds, each with its own investment objective.
--------------------------------------------------------------------------------
Exchange Privilege
Your Roth IRA investment can be exchanged among the Funds of the Markman MultiFund Trust. See the fund prospectus for details and limitations.
--------------------------------------------------------------------------------
Professional Management
Investments are actively managed by full-time investment professionals.
--------------------------------------------------------------------------------
No Set-Up Fee
There is no fee for establishing an IRA.
--------------------------------------------------------------------------------
Automatic Investment
To establish an ongoing investment program, simply determine the amount you want to invest each month. It can be automatically withdrawn from your checking or savings account for deposit into your Roth IRA.
--------------------------------------------------------------------------------
Rollovers/Conversions
You may be eligible to convert your traditional IRA into a Roth IRA.
--------------------------------------------------------------------------------
Convenience
All safekeeping of securities, collection of interest and recordkeeping is performed by the Custodian. You receive easy-to-read statements.
--------------------------------------------------------------------------------
Benefits of an IRA
The following table demonstrates the substantial advantage of using an IRA to accumulate a retirement fund.

                   HOW AN INDIVIDUAL RETIREMENT ACCOUNT GROWS

                 Compounded daily at assumed rates of interest

                     ----------------------    ------------------------     ------------------------
                               8%                         11%                          14%
                     ----------------------    ------------------------     ------------------------
         Total                     Approx.                     Approx.                      Approx.
        deposits                   monthly                     monthly                      monthly
       at age 65     Value at      payment      Value at       payment       Value at       payment
Age (at $2,000/yr.)   age 65      at age 65      age 65       at age 65       age 65       at age 65
----------------------------------------------------------------------------------------------------
20      $90,000      $961,713      $7,753      $2,845,142      $28,656      $8,958,466      $109,642
----------------------------------------------------------------------------------------------------
25       80,000       632,554       5,099       1,621,049       16,327       4,398,527        53,833
----------------------------------------------------------------------------------------------------
30       70,000       413,125       3,330         920,124        9,267       2,155,727        26,383
----------------------------------------------------------------------------------------------------
35       60,000       266,845       2,151         518,769        5,225       1,052,610        12,882
----------------------------------------------------------------------------------------------------
40       50,000       169,330       1,365         288,950        2,910         510,043         6,242
----------------------------------------------------------------------------------------------------
45       40,000       104,323         841         157,354        1,584         243,182         2,976
----------------------------------------------------------------------------------------------------
50       30,000        60,986         491          82,001          825         111,927         1,369
----------------------------------------------------------------------------------------------------
55       20,000        32,097         258          38,853          391          47,369           579
----------------------------------------------------------------------------------------------------
60       10,000        12,838         103          14,147          142          15,617           191
----------------------------------------------------------------------------------------------------

                        Markman MultiFund Trust Roth IRA
                              Disclosure Statement
--------------------------------------------------------------------------------
Right to Revoke the Account

     You will have seven days from the date you complete the Adoption Agreement and establish the Markman MultiFund Trust Roth IRA to cancel the account for any reason. If you cancel the Roth IRA, the Markman MultiFund Trust will refund all the money you contributed, without increase or decrease for any reason.

     You may cancel your Roth IRA by sending a signed written notice delivered or mailed within this seven-day period to:

        Markman MultiFund Trust Roth IRA
        P.O. Box 5354
        Cincinnati, OH 45201-5354

     If mailed in a properly addressed, first class postage prepaid envelope, the date of the postmark, or if certified or registered mail is used, the date of certification or registration will be used to determine if you notified us within the seven-day revocation period. If you have any questions about this revocation procedure, please call us at 800-707-2771.

Definitions

     In this Disclosure Statement the terms "you," "your," "Depositor," or "Roth IRA Owner" shall mean the person who established the Roth IRA. The terms "Custodian," "our," "us," or "we" shall mean the financial organization acting as the Custodian of your Roth IRA. The term "IRS" shall refer to the Internal Revenue Service. The term "Roth IRA" shall mean Roth Individual Retirement
Account within the meaning of section 408A of the Code and shall also refer to your Custodial Account. The term "IRA" or "traditional IRA" shall mean Individual Retirement Account or Individual Retirement Annuity within the meaning of section 408 of the Code. The term "Code" shall mean the Internal Revenue Code.

Overview

     The Roth IRA is a nondeductible back-ended IRA. This means that the tax benefits of a Roth IRA occur at the time of distribution, not at the time of contribution. You are not allowed to deduct your Roth IRA contribution on your income tax return. The tax benefits of the Roth IRA include tax-deferred growth of the earnings and potentially, a tax-free distribution (if it meets the requirements of a qualified distribution). Roth IRAs are authorized under federal law and grant federal tax benefits. Your state may also grant tax benefits for Roth IRAs. Please consult with your tax adviser concerning any state law questions you may have.

Account Growth

     Your Roth IRA is self-directed. Earnings and capital appreciation on investments chosen by you will depend on overall economic conditions and the success of that particular investment. Earnings on these investments are not guaranteed by the Custodian and may or may not be reasonably projected. For example, if the initial investment is a passbook, time deposit or money market account, the account projection can be made based on the current rate of earnings paid. On the other hand, if the initial investment is an investment security (stocks, bonds, or mutual funds), the rate of growth of the earnings on these types of investments cannot be reasonably projected.

Eligibility for Roth IRAs

     A. Regular Roth IRA Contributions. You must have "earned income" and your income cannot exceed certain income levels in order to contribute to a Roth IRA.

     (1) Earned Income. Earned income includes compensation received as wages, tips, bonuses, as well as other compensation received for personal services. Compensation also includes taxable alimony. (If you are self-employed, compensation is your net earnings from your trade or business reduced by your deduction for contributions made on your behalf to retirement plans and the deduction allowed for one-half of your self-employment taxes.)

     (2) Income Limits. Whether or not you are eligible to make a Roth IRA contribution depends upon your income level and your tax filing status. Your participation in another retirement plan, ("your active participation status,") does not affect your ability to make a Roth IRA contribution. Married joint filers with modified adjusted gross incomes (MAGI) of $150,000 or less and single filers with MAGIs of $95,000 or less are entitled to make up to a full $2,000 Roth IRA contribution. Individuals earning more than the limits are slowly phased out of the ability to make Roth IRA contributions. Married joint filers lose the ability to make any contribution when their MAGI reaches $160,000 and single filers when their MAGI reaches $110,000. Married persons filing separately are subject to a phaseout range starting with their first dollar of MAGI. The charts below are designed to aid you in determining your eligibility to make a contribution to a Roth IRA. You should consult with your tax or legal adviser concerning questions.

     B. MAGI. Your modified adjusted gross income (MAGI) is your adjusted gross income from your federal income tax return figured without taking into account any foreign earned income exclusion and housing exclusion (deduction) or any Series EE bond interest from IRS Form 8815.

CONTRIBUTION CHART

     This is a quick reference guide to determine whether or not you meet the income thresholds for the Roth IRA. If your income places you in a phaseout range, see the phaseout calculation chart.

Modified AGI                                Married, Filing      Married, Filing
(MAGI)                 Single               Jointly              Separately**
--------------------------------------------------------------------------------
Less than $10,000      Full Contribution    Full Contribution    Phaseout
--------------------------------------------------------------------------------
$ 10,000 - $ 95,000    Full Contribution    Full Contribution    No Contribution
--------------------------------------------------------------------------------
$ 95,001 - $109,999    Phaseout             Full Contribution    No Contribution
--------------------------------------------------------------------------------
$110,000 - $150,000    No Contribution      Full Contribution    No Contribution
--------------------------------------------------------------------------------
$150,001 - $159,999    No Contribution      Phaseout             No Contribution
--------------------------------------------------------------------------------
$160,000 or over       No Contribution      No Contribution      No Contribution
--------------------------------------------------------------------------------

FILING STATUS

PHASEOUT CALCULATION

     If your income falls within the phaseout limits this chart helps determine your maximum contribution amount.

                                               Married, Filing   Married, Filing
                                  Single           Jointly         Separately**
                              -------------     -------------     ------------
      Modified Adjusted Gross
A.    Income (MAGI) limit     $     110,000     $     160,000     $     10,000
                              -------------     -------------     ------------
      Your MAGI (From IRS
B.    Form 1040 or 1040A)     $                 $                 $
                              -------------     -------------     ------------
      Subtract B
C.    from A                  $                 $                 $
                              -------------     -------------     ------------
(Multiply line C                   x .1333**             x .2**           x .2**
by given factor)
Contribution Amount*          $                 $                 $
                              -------------     -------------     ------------

* CAUTION: The amount of your contribution must be coordinated with the amount of your traditional IRA contribution. You are only allowed to contribute $2,000 maximum to both your Roth IRA and your traditional IRA. If the adjusted dollar contribution limit is not a multiple of ten, it is rounded up to the next highest $10 increment. If your partial contribution is less than $200 but greater than $0, you are allowed to claim a contribution of $200.

** The IRS has not released guidance concerning how married persons filing separately will determine their partial contribution amount. However, the Tax Technical Corrections Act of 1997 provides for the numbers you see printed in the phaseout calculation chart. At the time of this writing, Congress was close to passing the Tax Technical Corrections Act of 1997. If this bill does not pass, please substitute $15,000 in place of $10,000 and also substitute .1333 in place of .2. Please check with your tax adviser concerning the status of the Tax Technical Corrections Act of 1997.

     C. Spousal Roth IRA Contributions. You may make a contribution into your spouse's Roth IRA if you meet the special spousal rules. You must be married, file a joint federal income tax return, and the receiving spouse must earn less in compensation (or have no compensation) than the spouse making the contribution. The total combined contribution a couple can make each year to both of their Roth IRAs is the smaller of $4,000 or their combined compensation for the year. You can divide your total Roth IRA contribution in any manner you choose, provided you do not contribute more than $2,000 to either Roth IRA. Your combined compensation equals the lesser compensated spouse's compensation plus the higher compensated spouse's compensation (reduced by any Roth IRA contribution and any traditional IRA contribution). Please consult your tax adviser if you need additional assistance.

     D. Contribution Amount. If you meet the above eligibility requirements, you may contribute up to 100% of your compensation or $2,000, whichever is less. Regular and spousal Roth IRA contributions must be made by your tax filing due date, excluding extensions. The amount you are allowed to contribute to a Roth IRA also depends upon the amount you contribute to a traditional IRA. The maximum amount you are allowed to contribute to your Roth IRA is $2,000 reduced by the amount you contribute to a traditional IRA.

     E. Rollover from another Roth IRA. You are allowed to roll over the assets from one Roth IRA into this Roth IRA. The rollover contribution does not affect your ability to make a regular Roth IRA contribution in an amount of up to $2,000 according to the rules outlined above. You must complete the rollover within 60 days and you are only allowed one rollover per 12-month period. The 60-day period is extended to 120 days in the case of a first-time homebuyer distribution where a delay or cancellation in purchase or construction occurs and the one rollover per 12-month rule does not apply.

     F. Rollover or Conversion from a traditional IRA into this Roth IRA. You may be eligible to roll over or convert a traditional IRA into a Roth IRA.

     (1) Qualified Rollover or Conversion Contribution. In order to be eligible to roll over or convert your traditional IRA assets into a Roth IRA, you must meet certain eligibility requirements.

          a. Traditional IRA Assets. The assets you are intending to roll over or convert to this Roth IRA must have been initially covered under an Individual Retirement Account or Individual Retirement Annuity.

          b. 60 Days. In the case of rollovers, you must complete the rollover within 60 days of receipt.

          c. Income Restrictions. You are not allowed to roll over or convert a traditional IRA into a Roth IRA if your modified adjusted gross income exceeds $100,000.

          d. May Not File Separate Return. If you are married and file a separate income tax return, you are not allowed to roll over or convert your traditional IRA into a Roth IRA.

          e. Other Issues. If you are in your 70 1/2 year or beyond you may not be allowed to roll the amount of your required minimum distribution into a Roth IRA. The conservative Deductibility You are not allowed to deduct your Roth IRA contribution. Qualified Distributions Distributions from your Roth IRA are federal income tax free and IRS penalty free in certain circumstances. To qualify for a tax and IRS penalty-free distribution you must take a "qualified distribution" which requires you to satisfy a five-year holding period for your contributions and also requires you to take the distribution for one of the qualified distribution reasons listed below.

     A. Five Years. You must keep your contribution in the Roth IRA account for five years in order to avoid taxes on the earnings portion of your distribution.

     (1) Regular Roth IRAs. For the purpose of calculating the five years for regular Roth IRAs, the distribution must not be within the five-taxable-year-period beginning with the first taxable year for which the individual made a contribution to a Roth IRA (or such individual's spouse made a contribution to a Roth IRA established for such individual). We anticipate future guidance from the IRS on exactly how the five years will be calculated.

     (2) Rollover or Conversion Roth IRAs. In the case of a rollover or conversion from a traditional IRA into a Roth IRA, the five-taxable-year-period begins in the taxable year in which the rollover or conversion occurred. At the time of this writing, Congress was working on a technical corrections bill that would require the five-year holding period to start with the most recent rollover or conversion in the case where the assets from rollovers or conversions occurring in different years were mixed together. Please check with your tax adviser concerning the five-year holding period for rollovers and conversions from traditional IRAs into Roth IRAs.

     B. Qualified Distribution Reasons. In addition to meeting the five-year holding period to meet the "qualified distribution" requirement, you are only allowed to take a distribution for certain reasons. You will not be subject to federal income taxation or to the 10% premature distribution penalty if you meet the five-year holding period and take a distribution for one of the following reasons: (1) if you are age 59 1/2 or older, (2) your beneficiary after your death takes a distribution, (3) if you are disabled within the meaning of Code
Section 72(m), or (4) you meet the first-time homebuyer exception.

Premature Distribution Penalties

     The IRS imposes a 10% premature distribution penalty on certain distributions from Roth IRAs. There may also be an additional 10% penalty on certain distributions from Roth IRAs containing amounts converted or rolled from a traditional IRA in 1998. Review the categories below to determine your IRS penalty situation.

     A. Qualified Tax-Free Distributions. To meet the "qualified distribution" requirements for tax-free distributions from a Roth IRA, you must meet both the "five-year holding period" requirement and take the distribution for one of the qualified reasons discussed above. (See Qualified Distributions.) This rule applies to both regular Roth IRAs and conversion Roth IRAs. All nonqualified distributions are subject to taxation of the earnings. (Note: Tax-free refers to federal income taxes. State, local or other taxes may still apply.)

     B. Regular Roth Contributions. If your Roth IRA contains only regular contributions (i.e. annual contributions of up to $2,000), the following rules apply.

     (1) Return of Contributions. You will avoid the 10% premature distribution penalty if you take a distribution containing only your contributions and not any earnings. If you take a nonqualified distribution, the distribution amount shall be treated as if made from contributions to the extent that the distribution, when added to all previous distributions, does not exceed the aggregate amount of contributions to the Roth IRA. This is significant because only your earnings are taxable and penalized when withdrawn for nonqualified reasons, not the return of your contributions. In other words, you can withdraw your original contribution amount tax-free and IRS penalty-free at any time and for any reason. Only when you begin to take out your earnings do you need to consider whether the distribution is taxable and penalized.

     (2) More Exceptions to the 10% Penalty. Regardless of whether or not you meet the five-year holding period, you avoid the 10% IRS penalty on distributions for the following reasons: a first-time homebuyer distribution, qualified higher education expenses, death, disability, attainment of the age 59 1/2, medical expenses exceeding 7 1/2% of your adjusted gross income, health insurance premiums if you are unemployed, and substantially equal periodic payments. The distribution, however, will be subject to taxation of the earnings if it is not a qualified distribution.

     (3) Other Nonqualified Distributions. If you fail to meet the five-year holding period, fail to meet any of the exceptions to the 10% IRS penalty, and take a distribution containing earnings then you will be subject to the taxation and the 10% penalty on the earnings withdrawn.

     C. Roth IRAs Resulting from Traditional IRAs. If you converted or rolled your traditional IRA into a Roth IRA special rules and penalties may apply to you. At the time of this writing, Congress was close to passing the Tax Technical Corrections Act of 1997 that would create new rules for you. This section explains the proposed rules. Please check with your tax adviser concerning the status and content of the bill. The five-year holding period under the bill would start with the most recent rollover or conversion from a traditional IRA. Accordingly, if you mix your rollover and conversion amounts together from different years, you will be extending the five-year holding period for the amount you rolled or converted first. Additionally, if you mix amounts rolled or converted from traditional IRAs with regular Roth IRAs special rules may apply. To avoid these issues, you may open a Roth Conversion IRA.

Other Federal Penalties

     In addition to the taxes imposed on Roth IRAs and the 10% premature distribution penalty, distributions from Roth IRAs are also potentially subject to a wide variety of other penalties (excise taxes).

     A. Penalty for Excess Contributions. Contributing more to your Roth IRA and traditional IRA than allowed creates an "excess contribution" and you may be penalized. An excess is determined by considering your contributions to both your traditional IRA and your Roth IRA. The government imposes a six-percent penalty (excise tax) per year for any excess amount you allow to remain in your traditional IRA or Roth IRA. You must pay the penalty by filing a special IRS form along with your income tax return. You can avoid the six-percent penalty by removing your excess contribution plus any earnings on the excess amount prior to the due date for filing your federal income tax return for the year, plus extensions. Please consult with your tax adviser in cases involving excess contributions.

     B. Penalty for Prohibited Transactions. If you engage in a prohibited transaction, the Roth IRA loses its tax exemption as of the first day of the year in which the prohibited transaction occurred.

     C. Penalty for Pledging the Account as Security. If you pledge your Roth IRA as security for a loan, the portion pledged is treated as a distribution to you in that year.

Distributions After Death

Your beneficiary's options include:

     A. Five-Year Option. The beneficiary may withdraw the entire account balance in any manner so that the Roth IRA is depleted by December 31 of the fifth year following the year of death.

     B. Life  Expectancy  Option.  The  beneficiary  may withdraw the funds in a
series  of  payments   over  a  period  of  years  which  does  not  exceed  the
beneficiary's single life expectancy.

     C. Spouse Treat as Own Option. A spouse beneficiary may elect to treat the Roth IRA as his or her own.

Miscellaneous Provisions

     A. Custodian. Your Custodian must be a bank, savings and loan association, credit union, or other entity permitted to accept Roth IRA contributions.

     B. Cash Contributions. All contributions to your Roth IRA must be in cash except for rollover and conversion contributions.

     C. Life Insurance. You may not invest your Roth IRA in life insurance contracts.

     D.   Nonforfeitable.   Your   interest   in  your  Roth  IRA   balance   is
nonforfeitable.

     E. No Commingling. The assets of the Roth IRA will not be commingled with other property except in a common trust or investment fund.

     F. Collectibles. No part of the funds can be invested in collectibles, including any work of art, rug or antique, metal or gem, stamp, coin, alcoholic beverage, or any other tangible property specified by the IRS. The acquisition of certain U.S. government-issued gold, silver and platinum coins and certain state-issued coins are permitted as investments in a Roth IRA under the law. Additionally, any gold, silver, platinum, or palladium bullion meeting certain fineness standards are permitted investments under the law.

     G. No 70 1/2 Distribution. Roth IRA Owners will not be required to take a minimum distribution each year after reaching age 70 1/2.

IRS Approval of Forms

     The Custodial Agreement used to establish this Roth IRA is the IRS model Roth Individual Retirement Custodial Account (Form 5305-RA). This agreement has been approved as to form by the IRS. You are responsible to ensure you follow the terms and conditions of this agreement. This approval is not an endorsement of the investment instruments used by the Custodian.

Provisions Regarding Amendments to the Plan

     The Custodian of this Roth IRA may amend (change or terminate) the Roth IRA at any time. The Custodian shall furnish copies of any such amendments to the Roth IRA Owner within 30 days of the date the amendments are to become effective.

Fees

     There are no fees for maintaining your IRA. Of course, the shares of the Fund in which your account is invested will be affected by management fees and other expenses of that Fund. These matters are also discussed in the prospectus for the Funds which you received prior to or along with this brochure. The fee schedule may be changed upon 30 days' written notice to the IRA owner.

Annual Statements

     Each year the Custodian will furnish you and the IRS with statements reflecting the activity in your Roth IRA. You will receive a statement, which will indicate your Fair Market Value of the account as of the end of the previous calendar year. This statement will give the amount of your contribution to the Roth IRA and will indicate any rollovers into the account. Another statement will reflect your distributions for the year. Your Custodian will also send some of this information to the IRS, as required.

Other IRS Forms

     You may be required to file other IRS Forms.

                           Roth Individual Retirement

                               Custodial Account

                                  Form 5305-RA
    (Rev. January, 1998) Department of the Treasury Internal Revenue Service

     The Depositor and the Custodian make the following agreement:

Article I

     1. If this Roth IRA is not designated as a Roth Conversion IRA, then, except in the case of a rollover contribution described in section 408A(e), the Custodian will accept only cash contributions and only up to a maximum amount of $2,000 for any tax year of the Depositor.

     2.  If  this  Roth  IRA  is  designated  as  a  Roth   Conversion  IRA,  no
contributions other than IRA Conversion Contributions made during the same tax year will be accepted.

Article II

     The $2,000 limit described in Article I is gradually reduced to $0 between certain levels of adjusted gross income (AGI). For a single Depositor, the $2,000 annual contribution is phased out between AGI of $95,000 and $110,000; for a married Depositor who files jointly, between AGI of $150,000 and $160,000; and for a married Depositor who files separately, between $0 and $10,000. In the case of a conversion, the Custodian will not accept IRA Conversion Contributions in a tax year if the Depositor's AGI for that tax year exceeds $100,000 or if the Depositor is married and files a separate return. Adjusted gross income is defined in section 408A(c)(3) and does not include IRA Conversion Contributions.

Article III

     The Depositor's interest in the balance in the custodial account is nonforfeitable.

Article IV

     1. No part of the custodial funds may be invested in life insurance contracts, nor may the assets of the custodial account be commingled with other property except in a common trust fund or common investment fund (within the meaning of section 408(a)(5)).

     2. No part of the custodial funds may be invested in collectibles (within the meaning of section 408(m)) except as otherwise permitted by section 408(m)(3), which provides an exception of certain gold, silver, and platinum coins, coins issued under the laws of any state, and certain bullion.

Article V

     1. If the Depositor dies before his or her entire interest is distributed to him or her and the Depositor's surviving spouse is not the sole beneficiary, the entire remaining interest will, at the election of the Depositor or, if the Depositor has not so elected, at the election of the beneficiary or beneficiaries, either:

     (a) Be distributed by December 31 of the year containing the fifth anniversary of the Depositor's death, or

     (b) Be distributed over the life expectancy of the designated beneficiary starting no later than December 31 of the year following the year of the Depositor's death.

     If distributions do not begin by the date described in (b), distribution method (a) will apply.

     2. In the case of distribution method 1.(b) above, to determine the minimum annual payment for each year, divide the Depositor's entire interest in the trust as of the close of business on December 31 of the preceding year by the life expectancy of the designated beneficiary using the attained age of the designated beneficiary as of the beneficiary's birthday in the year distributions are required to commence and subtract 1 for each subsequent year.

     3. If the Depositor's spouse is the sole beneficiary on the Depositor's date of death, such spouse will then be treated as the Depositor.

Article VI

     1. The Depositor agrees to provide the Custodian with information necessary for the Custodian to prepare any reports required under sections 408(i) and 408A(d)(3)(E), Regulations sections 1.408-5 and 1.408-6, and under guidance published by the Internal Revenue Service.

     2. The Custodian agrees to submit reports to the Internal Revenue Service and the Depositor prescribed by the Internal Revenue Service.

Article VII

     Not withstanding any other articles which may be added or incorporated, the provisions of Articles I through IV and this sentence will be controlling. Any additional articles that are not consistent with section 408A, the related regulations, and other published guidance will be invalid.

Article VIII

     This agreement will be amended from time to time to comply with the provisions of the Code, related regulations, and other published guidance. Other amendments may be made with the consent of the persons whose signatures appear below.

Article IX Definitions

     9.1 "Code." The term "Code" shall mean the Internal Revenue Code.

     9.2 "Custodial Account." Your Roth IRA shall be referred to as the "custodial account" or "account."

     9.3 "IRA." IRA shall mean Individual Retirement Account within the meaning of Section 408 of the Code.

     9.4 "Roth IRA." Roth IRA shall mean Roth Individual Retirement Account within the meaning of Section 408A of the Code.

     9.5 "IRS." The term "IRS" shall mean the Internal Revenue Service.

     9.6 "We." The IRS selected the term "Custodian" to describe us, your financial organization. In other parts of this agreement, the "Custodian" will be referred to as "us," "we," "our," or the "Custodian."

     9.7 "You." The IRS selected the term "Depositor" to describe "you," the Roth IRA Owner. In other parts of this agreement, you will be referred to as "you," "your," or "Roth IRA Owner."

     9.8 "Fund(s)." The "Fund(s)" shall mean the mutual fund(s) identified in the Roth IRA Application used to establish this Roth IRA.

Article X  Fees and Expenses

     10.1 Fees. You agree to pay any fees we establish pursuant to the Application or a separate fee schedule which we will publish from time to time. Such fees may include, without limitation, establishment fees, annual administration fees, termination fees, transfer fees, transaction fees, legal fees, investment commissions, and such other fees as we determine applicable. You agree to pay such fees either by a separate billing or direct deduction from the custodial account; the method of payment is at our discretion. Some fees, such as brokerage commissions, must be deducted from the custodial account. The Custodian shall have the right to liquidate sufficient shares in the custodial account to pay such fees. In the case of a third party receiving payments, such as brokerage fees and commissions, we may receive a portion of these fees in return for services provided in completing these transactions. We agree to give you at least 30 days advance notice prior to changing a fee or imposing a new fee.

     10.2 Expenses. You agree to pay any income, transfer, and other taxes of any kind that may be levied or assessed upon the custodial account, and all other administrative expenses reasonably incurred by us in the performance of our duties. These expenses may include legal, or other professionals hired by us in connection with your custodial account. You agree to reimburse us for any reasonable expenses incurred in the administration of the account. The Custodian shall have the right to liquidate sufficient shares in the custodial account to pay such expenses.

     10.3 Small Accounts. We may establish a minimum account balance and automatically close accounts when the assets in your Roth IRA drop below the minimum balance established. We shall publish the minimum account balance on a separate fee schedule which we will publish from time to time or otherwise make available.

Article XI  Amendments

     We may amend your custodial account at any time to comply with necessary laws and regulations or for any other reason. Amendments may be made retroactively when required to meet a law or regulatory change. You are deemed to have automatically consented to any amendment 30 days after we mail you a copy of the amendment. Your actual written or verbal consent is not required to amend. We shall send you a copy of such amendment within 30 days of the amendment's effective date.

Article XII  Limited Liability

     12.1 Hold Harmless. You agree to hold us harmless, to indemnify, and to defend us against any and all claims arising from and liabilities incurred by reason of any action taken by us, except to the extent such liability arises from the willful misconduct or gross negligence of the Custodian.

     12.2 No Investment Discretion. You agree that all contributions shall be invested according to your sole discretion in whole or fractional shares of the Fund(s) identified in the Roth IRA Application. All dividends and capital gain distributions received on shares of the Fund(s) shall be reinvested in the shares of the same Fund(s) which shall be credited to the custodial account. We shall not be responsible or liable for any investment decisions or recommendations with respect to the investment, reinvestment, or sale of assets in the custodial account. We shall not be responsible for reviewing any assets held in the custodial account and shall not be responsible for questioning any of your investment decisions. We shall not be responsible for any loss resulting from any failure to act because of the absence of directions from you. In the event we determine your investment instructions are unclear, then we shall act as soon as practical to obtain clarification of such instructions. Pending clarification, we shall hold without investing all or any portion of the contribution, without liability for loss of income or appreciation and without liability for interest or dividends.

     12.3 Transaction Responsibility. Unless required by law, we are not responsible for inquiring into the nature or amount of any contribution made by you, nor into the amount or timing of any distribution requested. You shall have full responsibility for determining any tax or investment consequences of all contributions to and distributions from the custodial account. We shall not be bound to take any action on behalf of you, except upon receipt of written instructions from you. We shall have no obligation to inquire into the genuineness of any such written instruction without liability for any action taken pursuant thereto, so long as we act in good faith.

     12.4 No Assumed Responsibilities. We assume no responsibilities and agree only to provide the administrative and custodial services required under IRC section 408, 408A and applicable regulations.

Article XIII  Beneficiary Provisions

     Notwithstanding Article V, a spouse beneficiary shall be permitted all the beneficiary options allowed under law or applicable regulations. If you use the designation of beneficiary form provided in the Application then the following rules apply (i) the designation in the Application revokes all previously made designations, (ii) if any of the beneficiaries dies before you, the deceased beneficiary's share will be reallocated to the surviving beneficiaries on a pro rata basis, and (iii) if none of the beneficiaries survive you, any balance in your Roth IRA will be paid to your estate. The Custodian may refuse to accept a designation not made on its standard form. You agree to release the Custodian from and indemnify it for any and all claims arising from the Custodian's actions under your designation of beneficiary.

Article XIV  Reports and Records

     We shall keep accurate and detailed records of all contributions, receipts, investments, distributions, disbursements, and other transactions relating to the custodial account. We shall provide reports to the IRS and to you as required by law and regulations. Unless you file a written statement with us within 60 days after you receive a statement, we shall be relieved and discharged from all liability to you (including any of your beneficiaries) with respect to all matters set forth in such report.

Article XV  Powers

     We shall have the right to hire attorneys or other professionals if we deem it necessary for the proper administration of your custodial account. This includes the right to have a party affiliated with the Fund(s) to perform administrative duties. We shall also have the power to request a judicial settlement of your account or to enter into a lawsuit for your account. We shall also have the power to do whatever else we determine necessary for the proper administration of your account.

Article XVI  Resignation or Removal of Us as Custodian

     We may resign as Custodian without your consent and you may remove us as Custodian without our consent. We must provide notice to you of any resignation 30 days prior to the effective date of the resignation. In the event of resignation by us, we may either assign a qualified Custodian to replace us or we may request you to appoint a qualified successor Custodian. If we assign a qualified Custodian to replace us we will transfer and pay over the assets of the custodial account to the successor Custodian. If we ask you to appoint a successor Custodian and after 30 days from notice of resignation, you have not appointed a successor Custodian or we have not received a written acceptance of such appointment by the successor Custodian, we shall have the right to transfer the assets remaining in the custodial account to a successor Custodian that we choose in our sole discretion or we may liquidate the assets and distribute the cash proceeds, or we may make an in-kind distribution, or we may otherwise distribute to you the assets remaining in the custodial account. We are authorized, however, to reserve such funds as we deem advisable for payment of any liabilities constituting a charge against the assets of the custodial account or against us, with any balance of such reserve remaining after payment of all such items to be paid over to the successor Custodian.

Article XVII  Termination

     In the event the balance of the custodial account is less than the minimum value prescribed from time to time by the appropriate Fund(s), we may liquidate the custodial account by making a distribution in cash or in-kind of the assets in the account less any fees owing. If we terminate for any reason, we shall not be liable for any loss or penalty incurred upon termination and liquidation of the custodial account. Upon liquidation of the custodial account this Agreement shall terminate and we shall be relieved of all further duties and any liability relative to this Agreement, the custodial account, and the assets distributed hereunder.

Article XVIII  Custodian's Responsibilities

     We shall act as an agent for you, we shall receive funds and invest them at your direction and in accordance with this Agreement. All shares of the Fund(s) shall be held in our name as Custodian or our nominee's name. The parties do not intend to confer any fiduciary responsibilities upon the Custodian and none shall be implied. We shall deliver, or cause to be executed or delivered to you all notices, prospectuses, financial statements, proxies and proxy solicitation materials relative to shares of the appropriate Fund(s) held in the custodial account. The Custodian shall vote such shares only in accordance with your written instructions.

Article XIX  Contributions

     The Custodian is under no duty to compel you to make any contributions and shall have no duty to assure that such contributions are appropriate in amount. We may request additional information in the case of rollovers and direct rollovers. We may request a Transfer Form, or other forms prior to a transfer.

Article XX  Miscellaneous

     20.1 Notice. Any notice, payment, report, or other material mailed to you shall be deemed delivered and effective three days after the date mailed by us to you. We shall send such material to the last address you provided and we shall assume no obligation to ascertain the actual address or whereabouts of you. Any notice you send us shall be deemed delivered when actually received by us. Except as otherwise permitted by us, all instructions to us must be in writing.

     20.2 Headings. The headings and articles of this agreement are for convenience of reference only, and shall have no substantive effect on provisions of this agreement.

     20.3 Singular Form. Throughout this agreement, the singular form includes the plural where applicable.

     20.4 State Law. This agreement shall be construed and interpreted in accordance with the laws of the state in which our principal office is located, except to the extent superseded by federal law.

     20.5 Disqualifying Provision. Any provision of this agreement which would disqualify the custodial account as a Roth IRA shall be disregarded to the extent necessary to make the custodial account a Roth IRA.

     20.6 Interpretation. If any question arises as to the meaning of any provision of this agreement, then we shall be authorized to interpret any such provision, and our interpretation shall be binding upon all parties.

     20.7 Additional Provisions. Additional provisions to this agreement may be attached on a separate sheet.

--------------------------------------------------------------------------------

                              General Instructions

 (Section references are to the Internal Revenue Code unless otherwise noted.)

Purpose of Form

     Form 5305-RA is a model custodial account agreement that meets the requirements of section 408A and has been automatically approved by the IRS. A Roth Individual Retirement Account (Roth IRA) is established after the form is fully executed by both the individual (Depositor) and the Custodian. This account must be created in the United States for the exclusive benefit of the Depositor or his or her beneficiaries.

Do not file Form 5305-RA with the IRS. Instead, keep it for your records.

     Unlike contributions to traditional individual retirement arrangements, contributions to a Roth IRA are not deductible from the Depositor's gross income; and distributions after 5 years that are made when the Depositor is 59 1/2 years of age or older or on account of death, disability, or the purchase of a home by a first-time homebuyer (limited to $10,000), are not includible in gross income. For more information on Roth IRAs, including the required disclosure the Depositor can get from the Custodian, get Pub. 590, Individual Retirement Arrangements (IRAs).

     This Roth IRA can be used by a Depositor to hold: (1) IRA Conversion Contributions, amounts rolled over or transferred from another Roth IRA, and annual cash contributions of up to $2,000 from the Depositor; or (2) if designated as a Roth Conversion IRA (by checking the appropriate box of the Adoption Agreement), only IRA Conversion Contributions for the same tax year.

     To simplify the identification of funds distributed from Roth IRAs, Depositors are encouraged to maintain IRA Conversion Contributions for each tax year in a separate Roth IRA.

Definitions

     Roth Conversion IRA. A Roth Conversion IRA is a Roth IRA that accepts only IRA Conversion Contributions made during the same tax year.

     IRA Conversion Contributions. IRA Conversion Contributions are amounts rolled over, transferred, or considered transferred from a nonRoth IRA to a Roth IRA. A nonRoth IRA is an individual retirement account or annuity described in section 408(a) or 408(b), other than a Roth IRA.

     Custodian. The Custodian must be a bank or savings and loan association, as defined in section 408(n), or any person who has the approval of the IRS to act as Custodian.

     Depositor. The Depositor is the person who establishes the custodial account.

                             Specific Instructions

Article I

     The Depositor may be subject to a six-percent tax on excess contributions if (1) contributions to other individual retirement arrangements of the Depositor have been made for the same tax year, (2) the Depositor's adjusted gross income exceeds the applicable limits in Article II for the tax year, or
(3) the Depositor's and spouse's compensation does not exceed the amount contributed for them for the tax year. The Depositor should see the disclosure statement or Pub. 590 for more information.

Article IX

     Article IX and any that follow it may incorporate additional provisions that are agreed to by the Depositor and Custodian to complete the agreement. They may include, for example, definitions, investment powers, voting rights, exculpatory provisions, amendment and termination, removal of the Custodian, Custodian's fees, state law requirements, beginning date of distributions, accepting only cash, treatment of excess contributions, prohibited transactions with the Depositor, etc. Use additional pages if necessary and attach them to this form.

     Note: Form 5305-RA may be reproduced and reduced in size for adaption to passbook purposes.

                                  * * * * * *
                                  The Markman
                                  MultiFunds


                                 P.O. Box 5354
                           Cincinnati, OH 45201-5354
                                  800.707.2771